CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Financial Statements" in the Prospectus and to the use of our reports on ASA Limited dated December 23, 2003 and July 16, 2004, which are included in this Registration Statement (Form N-2) of ASA (Bermuda) Limited.




                                                     ERNST & YOUNG

Johannesburg, South Africa
November 15, 2004